Exhibit 99.1

Mammoth Energy Services, Inc. Announces
First Quarter 2026 Operational and Financial Results

OKLAHOMA CITY, OK – May 11, 2026 – Mammoth Energy Services, Inc. (NASDAQ: TUSK) (“Mammoth” or the “Company”) today reported financial and operational results for the first quarter ended March 31, 2026.

Mark Layton, Chief Financial Officer of Mammoth commented, “The first quarter is a meaningful step forward for Mammoth and reflects the work we've been doing over the past several quarters to reposition the business. We've simplified the portfolio, allocated capital towards high returns businesses, and taken meaningful cost out of the structure — and we're starting to see that come through in the results.

Aviation continues to perform well and is providing a more stable earnings base, and across the rest of the platform we're seeing clear signs of improvement as the operational changes we made coming out of the fourth quarter begin to take hold.

Our balance sheet remains a real point of strength. We ended the quarter debt-free with approximately $125 million of cash, cash equivalents and marketable securities, which gives us flexibility both to invest in the business and return capital to shareholders. During the quarter, we began executing on our share repurchase program for the first time since it was authorized, and we expect to remain opportunistic going forward.

Based on the progress we're seeing, we are raising our 2026 outlook, including now expecting to reach full-year Adjusted EBITDA positive in 2026. There's still work to do, but the business is moving in the right direction and we're focused on continuing to execute.”

Financial Overview for the First Quarter 2026:
Total revenue from continuing operations was $22.0 million for the first quarter of 2026 compared to $11.6 million for the first quarter of 2025 and $9.5 million for the fourth quarter of 2025.

Net income from continuing operations for the first quarter of 2026 was $4.7 million, or $0.10 per diluted share, compared to net loss from continuing operations of $2.2 million, or $0.05 per diluted share, for the first quarter of 2025 and $12.3 million, or $0.26 per diluted share, for the fourth quarter of 2025.

Adjusted EBITDA from continuing operations ("Adjusted EBITDA" as defined and reconciled in the tables below) was $1.9 million for the first quarter of 2026, compared to ($2.3) million for the first quarter of 2025 and ($6.8) million for the fourth quarter of 2025.

Rental Services and Aviation Sales
Mammoth’s rental services segment contributed revenue (inclusive of inter-segment revenue) of $13.0 million for the first quarter of 2026 compared to $1.9 million for the first quarter of 2025 and $3.3 million for the fourth quarter of 2025. The increase in revenue was primarily driven by a $10.0 million increase in aviation revenue, which included the sale of an auxiliary power unit for $6.5 million. The average number of pieces of equipment rented to customers was 389 for the first quarter of 2026 compared to 231 during the first quarter of 2025 and 328 during the fourth quarter of 2025.

Infrastructure Services
Mammoth’s infrastructure services segment contributed revenue of $0.3 million for the first quarter of 2026 compared to $0.7 million for the first quarter of 2025 and $1.2 million for the fourth quarter of 2025.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services segment contributed revenue of $3.9 million for the first quarter of 2026 compared to $6.7 million for the first quarter of 2025 and $1.7 million for the fourth quarter of 2025. In the first quarter of 2026, the Company sold approximately 156,000 tons of sand at an average sales price of $19.49 per ton compared to sales of approximately 189,000 tons of sand at an average sales price of $21.49 per ton during the first quarter of 2025. Average price per ton of sand sold decreased primarily due to a shift of grade mix. In the fourth quarter of 2025, sales were approximately 92,000 tons of sand at an average price of $18.56 per ton.

Accommodation Services
Mammoth’s accommodation services segment contributed revenue of $3.5 million for the first quarter of 2026 compared to $2.1 million for the first quarter of 2025 and $2.8 million for the fourth quarter of 2025. On average, 275 rooms were utilized for the first quarter of 2026 compared to 179 during the first quarter of 2025 and 232 during the fourth quarter of 2025 for our accommodations services.

Drilling Services
Mammoth’s drilling services segment contributed revenue of $1.4 million for the first quarter of 2026 compared to $0.2 million for the first quarter of 2025 and $0.5 million for the fourth quarter of 2025.

Selling, General and Administrative Expense
Selling, general and administrative (“SG&A”) expense was $3.6 million for the first quarter of 2026 compared to $4.1 million for the first quarter of 2025 and $5.7 million for the fourth quarter of 2025.
Liquidity
As of March 31, 2026, Mammoth had unrestricted cash and cash equivalents on hand of $92.7 million and marketable securities of $32.4 million. As of March 31, 2026, the Company’s revolving credit facility was undrawn, the borrowing base was $50.0 million and there was $45.0 million of available borrowing capacity under the revolving credit facility, after giving effect to $5.0 million of outstanding letters of credit. As of March 31, 2026, Mammoth had cash, cash equivalents and marketable securities of $125.1 million.
As of May 6, 2026, Mammoth had unrestricted cash on hand of $56.0 million, marketable securities of $32.6 million, no outstanding borrowings under its revolving credit facility. As of May 6, 2026, the Company had $40.4 million of available borrowing capacity, after giving effect to $5.0 million of outstanding letters of credit. As of May 6, 2026, Mammoth had cash, cash equivalents and marketable securities of $88.6 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures from continuing operations by segment for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Rental services(a)	$9,335	$55	$25,676
Infrastructure services(b)	1,935	202	—
Natural sand proppant services(c)	235	93	—
Accommodation services(c)	201	15	173
Drilling services(c)	—	97	12
Total capital expenditures	$11,706	$462	$25,861
(a)Capital expenditures primarily for expansion of our aviation rental fleet for the periods presented.
(b)Capital expenditures primarily for our fiber optic fleets for the periods presented.
(c)Capital expenditures primarily for equipment for the periods presented.

Conference Call Information
Mammoth will host a conference call on Monday, May 11, 2026 at 10:00 a.m. Central time (11:00 a.m. Eastern time) to discuss its first quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@vizaraadvisors.com.

About Mammoth Energy Services, Inc.
We are an integrated, growth-oriented company focused on providing products and services to our customers primarily in the oil and natural gas and infrastructure industries. Our suite of services includes rental services, infrastructure services, natural sand proppant services, accommodation services and drilling services. Our rental services segment provides a wide range of equipment used in oilfield, construction and aviation activities. Our infrastructure services segment provides design and fiber optic services to the utility industry. Our natural sand proppant services segment mines, processes and sells natural sand proppant used for hydraulic fracturing. Our accommodation services provide housing, kitchen and dining, and recreational service facilities for workers located in remote areas away from readily available lodging. Our drilling services provides directional drilling to oilfield operators. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Mohammed Topiwala
Vizara Advisors - Investor Relations
TUSK@vizaraadvisors.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact of the recent divestiture of our subsidiaries 5 Star Electric, LLC, Higher Power Electrical, LLC and Python Equipment LLC and the equipment previously used in our hydraulic fracturing business; the levels of capital expenditures by our customers and the impact of reduced completions activity on utilization and pricing for our natural sand proppant services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; conditions of U.S. oil and natural gas industry and the effect of U.S. energy, monetary and trade policies; U.S. and global economic conditions and political and economic developments, including the energy and environmental policies; changes in U.S. and foreign trade regulations and tariffs, including potential increases of tariffs on goods imported into the U.S., and uncertainty regarding the same; inflationary pressures; higher interest rates and their impact on the cost of capital; the failure to receive or delays in receiving the remaining payment under the settlement agreement with PREPA; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under its revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas industry; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS	March 31,	December 31,
	2026	2025
CURRENT ASSETS	(in thousands, except share data)
Cash and cash equivalents	$92,717	$101,987
Marketable securities	32,447	19,635
Restricted cash	12,097	12,085
Accounts receivable, net	34,739	28,934
Inventories	3,194	4,083
Current assets held for sale	4,333	4,287
Other current assets	3,895	4,619
Current assets of discontinued operations	1,363	1,518
Total current assets	184,785	177,148

Property, plant and equipment, net	113,228	106,097
Sand reserves, net	39,613	39,613
Operating lease right-of-use assets	2,043	2,591
Other non-current assets	5,061	5,767
Noncurrent assets of discontinued operations	6	3,678
Total assets	$344,736	$334,894
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$14,412	$9,327
Accrued expenses and other current liabilities	18,016	18,336
Current operating lease liabilities	1,619	2,071
Income taxes payable	40,931	39,899
Current liabilities of discontinued operations	295	383
Total current liabilities	75,273	70,016

Deferred income tax liabilities	2,686	2,430
Long-term operating lease liabilities	1,047	1,375
Asset retirement obligation	2,770	2,759
Other long-term liabilities	11	26
Total liabilities	81,787	76,606

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,170,647 and 48,358,315 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	481	483
Additional paid-in capital	540,435	540,841
Accumulated deficit	(273,859)	(279,046)
Accumulated other comprehensive loss	(4,108)	(3,990)
Total equity	262,949	258,288
Total liabilities and equity	$344,736	$334,894

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
	(in thousands, except per share amounts)
REVENUE
Services revenue	$11,170	$4,814	$7,363
Services revenue - related parties	496	78	385
Product revenue	10,364	6,739	1,709
Total revenue	22,030	11,631	9,457

COST, EXPENSES AND GAINS
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $3,041, $1,206 and $2,078 for the three months ended March 31, 2026, March 31, 2025 and December 31, 2025, respectively)	6,254	4,495	7,279
Services cost of revenue - related parties	—	96	—
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $429, $877 and $553 for the three months ended March 31, 2026, March 31, 2025 and December 31, 2025, respectively)	10,253	5,476	3,231
Selling, general and administrative	3,596	4,116	5,750
Depreciation, depletion, amortization and accretion	3,470	2,083	2,631
(Gains) loss on disposal of assets, net	(674)	(3,472)	304
Total cost, expenses and gains, net	22,899	12,794	19,195
Operating loss	(869)	(1,163)	(9,738)

OTHER INCOME (EXPENSE)
Interest income, net	514	85	558
Unrealized gain on marketable securities, net	7,103	—	28
Other expense, net	(609)	(333)	(1,144)
Total other (expense) income, net	7,008	(248)	(558)
Income (loss) before income taxes	6,139	(1,411)	(10,296)
Provision for income taxes	1,455	838	2,043
Net income (loss) from continuing operations	4,684	(2,249)	(12,339)
Net income from discontinued operations, net of income taxes	503	1,712	21,239
Net income (loss)	$5,187	$(537)	$8,900

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(118)	$19	$144
Other comprehensive (loss) income	(118)	19	144
Comprehensive income (loss)	$5,069	$(518)	$9,044

Net income (loss) per share from continuing operations, basic and diluted	$0.10	$(0.05)	$(0.26)
Net income per share from discontinued operations, basic and diluted	0.01	0.04	0.44
Net income (loss) per share, basic and diluted	$0.11	$(0.01)	$0.18
Weighted average number of shares outstanding, basic and diluted	48,330	48,150	48,358

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$5,187	$(537)
Less: Net income from discontinued operations, net of income taxes	503	1,712
Net income (loss) from continuing operations	4,684	(2,249)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Stock based compensation	—	211
Depreciation, depletion, amortization and accretion	3,470	2,083
Amortization of debt origination costs	177	177
Gains on disposal of assets, net	(674)	(3,472)
Gains from sale of aviation equipment	(700)	—
Unrealized gain on marketable securities, net	(7,103)	—
Other	768	(140)
Changes in assets and liabilities:
Accounts receivable, net	(5,828)	3,543
Inventories	889	144
Other current assets	1,272	2,368
Accounts payable	193	411
Accrued expenses and other liabilities	(934)	(4,416)
Income taxes payable	1,035	874
Net cash used in operating activities from continuing operations	(2,751)	(466)
Net cash (used in) provided by operating activities from discontinued operations	(281)	3,177
Net cash (used in) provided by operating activities	(3,032)	2,711

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,706)	(462)
Proceeds from disposal of property, plant and equipment	573	3,692
Proceeds from sale of aviation equipment	6,500	—
Purchases of marketable securities	(6,041)	—
Distributions of marketable securities	331	—
Net cash (used in) provided by investing activities from continuing operations	(10,343)	3,230
Net cash provided by (used in) investing activities from discontinued operations	4,581	(6,223)
Net cash used in investing activities	(5,762)	(2,993)

Cash flows from financing activities:
Principal payments on financing leases and equipment financing notes	(61)	(126)
Common stock repurchased and retired	(404)	—
Net cash used in financing activities from continuing operations	(465)	(126)
Net cash used in financing activities from discontinued operations	—	(3,672)
Net cash used in financing activities	(465)	(3,798)
Effect of foreign exchange rate on cash	(8)	5
Net decrease in cash, cash equivalents and restricted cash	(9,267)	(4,075)
Cash, cash equivalents and restricted cash at beginning of period	114,124	82,326
Cash, cash equivalents and restricted cash at end of period	104,857	78,251
Less: Cash, cash equivalents and restricted cash of discontinued operations at end of period	43	2,202
Cash, cash equivalents and restricted cash of continuing operations	$104,814	$76,049

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INFORMATION
(in thousands)

Three Months Ended March 31, 2026	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external customers	$12,935	$269	$3,864	$3,541	$1,421	$—	$22,030
Intersegment revenue	32	—	—	—	—	(32)	—
Total revenue	12,967	269	3,864	3,541	1,421	(32)	22,030
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	8,060	511	4,455	2,138	1,192	151	16,507
Selling, general and administrative, exclusive of stock based compensation	1,268	186	853	332	251	706	3,596
Adjusted EBITDA	$3,639	$(428)	$(1,444)	$1,071	$(22)	$(889)	$1,927

Three Months Ended March 31, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external customers	$1,917	$712	$6,739	$2,081	$182	$—	$11,631
Intersegment revenue	10	—	—	—	—	(10)	—
Total revenue	1,927	712	6,739	2,081	182	(10)	11,631
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	1,418	874	5,476	1,432	396	471	10,067
Selling, general and administrative, exclusive of stock based compensation	368	122	1,430	389	210	1,386	3,905
Adjusted EBITDA	$141	$(284)	$(167)	$260	$(424)	$(1,867)	$(2,341)

Three Months Ended December 31, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external customers	$3,281	$1,172	$1,709	$2,827	$468	$—	$9,457
Intersegment revenue	19	—	—	—	—	(19)	—
Total revenue	3,300	1,172	1,709	2,827	468	(19)	9,457
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	2,027	2,086	3,231	1,841	768	557	10,510
Selling, general and administrative, exclusive of stock based compensation	1,670	402	1,158	677	217	1,626	5,750
Adjusted EBITDA	$(397)	$(1,316)	$(2,680)	$309	$(517)	$(2,202)	$(6,803)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA from Continuing Operations

Adjusted EBITDA from continuing operations is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA from continuing operations as net income (loss) from continuing operations before depreciation, depletion, amortization and accretion, gains on disposal of assets, net, stock based compensation, interest income, net, inclusive of related parties, unrealized gain on marketable securities, net, other expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision for income taxes, further adjusted to add back interest on trade accounts receivable. We exclude the items listed above from net income (loss) from continuing operations in arriving at Adjusted EBITDA from continuing operations because these amounts can vary substantially from company to company within our industries depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA from continuing operations should not be considered as an alternative to, or more meaningful than, net income (loss) from continuing operations or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA from continuing operations are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets, none of which are components of Adjusted EBITDA from continuing operations. Our computations of Adjusted EBITDA from continuing operations may not be comparable to other similarly titled measures of other companies. We believe that Adjusted EBITDA from continuing operations is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA from continuing operations to net income (loss) from continuing operations, the most directly comparable GAAP financial measure for the specified periods (in thousands):

	Three Months Ended
	March 31,		December 31,
Reconciliation of net income (loss) from continuing operations to Adjusted EBITDA from continuing operations:	2026	2025	2025
Net income (loss) from continuing operations	$4,684	$(2,249)	$(12,339)
Depreciation, depletion, amortization and accretion	3,470	2,083	2,631
(Gains) loss on disposal of assets, net	(674)	(3,472)	304
Stock based compensation	—	211	—
Interest income, net, inclusive of related parties	(514)	(85)	(558)
Unrealized gain on marketable securities, net	(7,103)	—	(28)
Other expense, net	609	333	1,144
Provision for income taxes	1,455	838	2,043
Adjusted EBITDA from continuing operations	$1,927	$(2,341)	$(6,803)